UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

AMENDMENT NO. 1

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

MEDISWIPE INC.
(Name of Registrant As Specified In Charter)

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(1)

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF MEDISWIPE, INC.

MEDISWIPE INC.

407 E Fort Street, Suite 510

Detroit, MI. 48226

(248) 262-6850

INFORMATION STATEMENT

(Preliminary)

October 22, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

We hereby inform you of a decision made by holders of a majority of outstanding shares of MediSwipe, Inc. (“MediSwipe” or “Company”), who have consented to the following actions:

1.	A combination of the shares of common stock of the Company, or reverse stock split, such that each ten (10) shares of common stock shall be converted into one (1) share of common stock (“Reverse Stock Split”).

2.	Authorize the Board of Directors of the Company to decrease its authorized common stock from 500,000,000 shares, $0.0001 par value, to 250,000,000 shares, $0.0001 par value (“Decrease in Authorized Common Stock”).

MediSwipe common stock currently is traded on the OTC Bulletin Board under the symbol “MWIP”. The most recent reported closing price of MediSwipe common stock on October 22 , 2013 was $0.03 per share.

The holders of a majority of our outstanding common stock, owning approximately 52.9% of the outstanding shares of our common stock, have executed a written consent in favor of the action described above that is described in greater detail in the Information Statement accompanying this notice. This consent satisfies the shareholder approval requirement for the proposed action and allows us to take the proposed action on or about November 22 , 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from the Reverse Stock Split and Decrease in Authorized Common Stock because it believes such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company’s Common Stock. Both Reverse Stock Split and Decrease in Authorized Common Stock could increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company . We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

Accordingly, it is the Board’s opinion that the Actions would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

On behalf of the Board of Directors,

/s/ B. Michael Friedman

Chief Executive Officer and Director

(2)

INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Delaware law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about November 1 , 2013.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of MediSwipe, Inc., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholder.

The Board of Directors has recommended and the majority shareholders of MediSwipe have adopted resolutions to effect the above-listed actions. This Information Statement is being filed with the Securities and Exchange Commission and is provided to the shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Delaware. We are a 1934 Act company with stock registered pursuant to Section 12(g), quoted on the Over the Counter Bulletin Board, under the symbol “MWIP". Information about us can be found in our December 31, 2012 Annual Report filed on Form 10-K. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ACTIONS TO BE TAKEN

The Reverse Stock Split and Decrease in Authorized Common Stock will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

We currently expect to file the Amendment on or about November 22 , 2013.

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1-FOR-10 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-10 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each ten (10) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be November 22 , 2013.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.  We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 448,378,661 shares as of October 9, 2013, to approximately 44,837,866 shares. The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

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Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
500,000,000	448,378,661	51,621,339

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
250,000,000	44,837,866	205,162,134

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on November 22 , 2013, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Interwest Transfer Company, Inc., will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of November 22 , 2013, for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

DECREASE IN AUTHORIZED COMMON STOCK

PURPOSE AND EFFECT OF THE DECREASE IN AUTHORIZED COMMON STOCK

When the availability of more shares of Common Stock for issuance, as a result of the Reverse Stock Split, allows the Company greater flexibility in pursuing financing from investors, the Company’s existing shareholders will have a potential dilutive effect on their equity and voting power. Such potential dilutive effect also has contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Accordingly, our Board proposed the Decrease in Authorized Common Stock as one method to attract business opportunities for the Company. Our Board believes that the Decrease in Authorized Common Stock could reduce the potential dilutive effect by reducing the availability of new common shares for future issuance and could help generate interest in the Company by investors and provide business opportunities.  We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

The Decrease in Authorized Common Stock shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Decrease in Authorized Common Stock, nor does it increase or decrease the market capitalization of the Company. The Decrease in Authorized Common Stock is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

WHEN DECREASE IN AUTHORIZED COMMON STOCK WILL GO INTO EFFECT

The Decrease in Authorized Common Stock will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

We currently expect to file the Amendment on or about November 22, 2013 .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the outstanding common stock of the Company as of October 9, 2013 by: (1) each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock; (2) each of the named executive officers as defined in Item 402(a)(3); (3) each of the Company’s directors; and (4) all of the Company’s named executive officers and directors as a group. As of October 9, 2013, there were a total of 448,378,661 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. Each share of the Class B Convertible Preferred Stock are entitled to a number of votes determined at any time and from time to time determined by dividing the number of then issued and outstanding shares of the Corporation's common stock by one million. The Class B Convertible Preferred Stock shall have a right to vote on all matters presented or submitted to the Corporation’s stockholders for approval in pari passu with holders of the Corporation’s common stock, and not as a separate class.

The Class B Convertible Preferred Stock will convert in their entirety, simultaneously to equal one half (1/2) the amount of shares of common stock outstanding on a fully diluted basis immediately prior to any Conversion. The Conversion shares will be issued pro rata so that each holder of the Class B Convertible Preferred Stock will receive the appropriate number of shares of common stock equal to their percentage ownership of their Class B Convertible Preferred Stock. For example if there are 45,000,000 shares of common stock outstanding, on a fully diluted basis, prior to the conversion, the Class B Preferred Stock would convert to 22,500,000 shares of common stock in their entirety, and therefore if a Class B shareholder owned 100,000 shares of Class B Convertible Preferred Stock, the shareholder would receive 2,250,000 shares of common stock.

The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of October 9, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Common stock		Class B Preferred Stock
	Number of	Percentage of	Number of	Percentage of
	Shares	Shares	Shares	Shares
Name and Address	Beneficially Owned	Beneficially Owned (1)	Beneficially Owned	Beneficially Owned (1)

B. Michael Friedman 407 East Fort Street, Suite 510 Detroit, MI. 48226	18,740,000	4.17%	700,000	70.0%

Barry Hollander 319 Clematis Street Suite 400 West Palm Beach, FL. 33401	690,745	.15%	50,000	5.0%

Ender Company Assets
24 De Castro Street
Tortola VG110	44,000,000	9.83%	—	—%

Phillip Johnston (2)
26 King Street St.Pacome,Quiebec,Canada GOL3XO	—	—%	250,000	25.0%

Capital Strategies Corp. (3)
26 King Street St. Pacome, Quebec,Canada G0L3X0	—	—%	150,000	15.0%

All directors and
executive officers as	19,430,745	4.33%	750,000	75.0%
a group (2 persons)

(1)	Based on a total of an aggregate of 448,378,661 shares of common stock outstanding and 1,000,000 shares of Series B Preferred Stock outstanding.
(2)	Includes 150,000 shares of Series B Preferred Stock owned by Capital Strategies Corp.
(3)	Philip Johnston is the sole shareholder of Capital Strategies and has voting power of the shares owned by Capital Strategies Corp.

(6)

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 2, 2013;
(2)	Current Report on Form 8-K, filed with the SEC on April 30, 2013;
(3)	Current Report on Form 8-K, filed with the SEC on May 28, 2013.

(4)	Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the SEC on August 14, 2013;

You may request a copy of these filings, at no cost, by writing MEDISWIPE INC. 407 East Fort Street, Suite 510 Detroit, MI. 48226 Attn: B. Michael Friedman, CEO or telephoning the Company at 248-262-6850 . Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 407 East Fort Street, Suite 510 Detroit, MI. 48226 Attn: B. Michael Friedman, CEO or telephoning the Company at 248-262-6850 .

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Mediswipe, Inc.

/S/ B. Michael Friedman
B. Michael Friedman
Chief Executive Officer

/S/ Barry Hollander
Barry Hollander
Chief Financial Officer

By Order of the Board of Directors

Signature	Title	Date
/S/ Barry Hollander
Barry Hollander	Director	October 22, 2013

/S/ B. Michael Friedman	Director	October 22, 2013
B. Michael Friedman